Exhibit 4.8

EXECUTION COPY

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of June 10, 2010 (this “Supplemental Indenture”), by and among Telewest Communications (Cumbernauld) Limited, a private limited company organized under the laws of Scotland, Telewest Communications (Dumbarton) Limited, a private limited company organized under the laws of Scotland, Telewest Communications (Falkirk) Limited, a private limited company organized under the laws of Scotland, Telewest Communications (Glenrothes) Limited, a private limited company organized under the laws of Scotland, Barnsley Cable Communications Limited, a private limited company organized under the laws of England and Wales, Doncaster Cable Communications Limited, a private limited company organized under the laws of England and Wales, Halifax Cable Communications Limited, a private limited company organized under the laws of England and Wales, and Wakefield Cable Communications Limited, a private limited company organized under the laws of England and Wales (each, a “New Senior Secured Guarantor”), Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Issuer”) and The Bank of New York Mellon, a New York banking company, as trustee (the “Trustee”).  All capitalized terms used but not defined herein shall have the meanings specified in the Indenture referred to below.

WHEREAS, the Issuer, Virgin Media Inc. (the “Parent”), Virgin Media Finance PLC, Virgin Media Investment Holdings Limited, certain subsidiaries of the Parent from time to time parties thereto, as guarantors, the Trustee, as trustee and paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent, executed and delivered an indenture, dated as of January 19, 2010, as amended or supplemented from time to time (the “Indenture”), providing for the issuance by the Issuer of its sterling-denominated 7.00% Senior Secured Notes due 2018 and U.S. dollar-denominated 6.50% Senior Secured Notes due 2018 (together, the “Notes”); and

WHEREAS, each New Senior Secured Guarantor has, on or about the date hereof, become obligated under Indebtedness under the Existing Credit Facility and, pursuant to Sections 4.19(a) and 11.06 of the Indenture, is required to become a Note Guarantor under the Indenture; and

WHEREAS, pursuant to Section 9.01(a)(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises hereof, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto have executed and delivered this Supplemental Indenture, and agree for the benefit of each other and for the equal and ratable benefit of the Holders, as follows:

SECTION 1.  Accession of Note Guarantor.

Each New Senior Secured Guarantor shall, with immediate effect, become a party to the Indenture as a Note Guarantor, be bound by all of the provisions of the Indenture applicable to Note Guarantors (including, without limitation, Article 11 of the Indenture) and perform all of the obligations and agreements of a Note Guarantor under the Indenture.

SECTION 2.  Miscellaneous.

(A)    Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(B)          THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

(C)          All agreements of the Issuer, each New Senior Secured Guarantor and the Trustee in this Supplemental Indenture shall bind their respective successors.

(D)          In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

(E)           The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement, binding on the parties hereto.

(F)           The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture, and shall in no way modify or restrict any of the terms or provisions hereof.

(G)          The Trustee shall not be responsible in any manner for or in respect of, and makes no representation as to, the validity, adequacy or sufficiency of this Supplemental Indenture or the recitals contained herein, all of which recitals are made solely by the Issuer and each New Senior Secured Guarantor.

(signature pages follow)

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

VIRGIN MEDIA SECURED FINANCE PLC

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

TELEWEST COMMUNICATIONS (CUMBERNAULD) LIMITED		In the presence of:

By:	/s/ ROBERT MACKENZIE	Witness:	/s/ LUCY MERRITT
Name: Robert Mackenzie		Full name:	Lucy Merritt
Title: Director		Address :	Virgin Media Limited
Media House
Bartley Wood Business Park
Hook
Hampshire RG27 9UP
		All together on:	10 June 2010

TELEWEST COMMUNICATIONS (DUMBARTON) LIMITED		In the presence of:

By:	/s/ ROBERT MACKENZIE	Witness:	/s/ LUCY MERRITT
Name: Robert Mackenzie		Full name:	Lucy Merritt
Title: Director		Address :	Virgin Media Limited
Media House
Bartley Wood Business Park
Hook
Hampshire RG27 9UP
		All together on:	10 June 2010

TELEWEST COMMUNICATIONS (FALKIRK) LIMITED		In the presence of:

By:	/s/ ROBERT MACKENZIE	Witness:	/s/ LUCY MERRITT
Name: Robert Mackenzie		Full name:	Lucy Merritt
Title: Director		Address :	Virgin Media Limited
Media House
Bartley Wood Business Park
Hook
Hampshire RG27 9UP
		All together on:	10 June 2010

TELEWEST COMMUNICATIONS (GLENROTHES) LIMITED		In the presence of:

By:	/s/ ROBERT MACKENZIE	Witness:	/s/ LUCY MERRITT
Name: Robert Mackenzie		Full name:	Lucy Merritt
Title: Director		Address :	Virgin Media Limited
Media House
Bartley Wood Business Park
Hook
Hampshire RG27 9UP
		All together on:	10 June 2010

BARNSLEY CABLE COMMUNICATIONS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

DONCASTER CABLE COMMUNICATIONS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

HALIFAX CABLE COMMUNICATIONS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

WAKEFIELD CABLE COMMUNICATIONS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ MICHAEL LEE
Name: Michael Lee
Title: Senior Associate